UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 24, 2020

(Date of earliest event reported)

Firsthand Technology Value Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation) 150 Almaden Blvd., Suite 1250 San Jose, CA (Address of principal executive offices)	814-00830 (Commission File Number)	27-3008946 (IRS Employer Identification Number) 95113 (Zip Code)

(800) 976-8776

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SVVC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company
[ ]	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events

On January 24, 2020, Firsthand Technology Value Fund, Inc. (the “Fund”) issued a press release today that it has extended the expiration date of its previously announced “modified Dutch auction” tender offer (the “Tender Offer”) to purchase up to $4 million of its common stock at a price per share not less than $6.00 and not greater than $8.00 per share, in $0.10 increments.

The Tender Offer was previously scheduled to expire at 5:00 P.M. Eastern Standard Time on January 30, 2020, and will instead expire at 5:00 P.M. Eastern Standard Time on February 14, 2020, or on such later date to which the Tender Offer is further extended. The Tender Offer is being extended to provide shareholders with sufficient time to consider additional disclosures that were made by the Fund today, and those that may be made by the Fund prior to the expiration of the Tender Offer.

A copy of the Press Release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits	Description
Exhibit No. 99.1	Press Release of Firsthand Technology Value Fund, Inc. issued on January 24, 2020. entitled "Firsthand Technology Value Fund, Inc. Announces Extension of Tender Offer.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTHAND TECHNOLOGY VALUE FUND, INC.
January 24, 2020
	By:	/s/KEVIN LANDIS
Kevin Landis
President

Exhibit Index

Exhibit No. 99.1	Press Release of Firsthand Technology Value Fund, Inc. issued on January 24, 2020. entitled "Firsthand Technology Value Fund, Inc. Announces Extension of Tender Offer.”